Exhibit 24

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned being a director or officer, or both, of SEARS, ROEBUCK AND CO., a New York corporation (the "Company"), does hereby constitute and appoint ALAN J. LACY, GLENN RICHTER, ANDREA L. ZOPP, MICHAEL W. COYNE and MICHAEL J. GRAHAM, with full power to each of them to act alone, as the true and lawful attorneys and agents of the undersigned, with full power of substitution and resubstitution to each of said attorneys, to execute, file and deliver any and all instruments, and to do any and all acts and things, which said attorneys and agents, or any of them, deem advisable to enable the Company to comply with the Securities Act of 1933, as amended (the "Securities Act"), and any requirements or regulations of the Securities and Exchange Commission with respect thereto, in connection with the registration under the Securities Act of (1) up to 50,000 common shares of the Company for issuance under the Sears Puerto Rico Savings Plan (the "Plan") and (2) an indeterminate amount of interests in the Plan to be offered to Plan participants, including specifically, but without limitation of the general authority hereby granted, the power and authority to sign his or her name as a director or officer, or both, of the Company to one or more registration statements on Form S-8 with respect to said common shares and Plan interests (the "Registration Statement"), any amendment, post-effective amendment or supplement thereto, any prospectus or other document related to the Registration Statement, and any amendments, supplements or revisions to such prospectus or document; and each of the undersigned does hereby fully ratify and confirm all that said attorneys and agents, or any of them, or the substitute of any of them, shall do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have subscribed these presents this 8th day of December, 2004.

NAME	TITLE
/s/ Alan J. Lacy	Director, Chairman of the Board of Directors,
Alan J. Lacy	President and Chief Executive Officer (Principal Executive Officer)
/s/ Glenn Richter	Executive Vice President and Chief Financial
Glenn Richter	Officer (Principal Financial Officer)
/s/ Michael J. Graham	Vice President and Controller
Michael J. Graham	(Principal Accounting Officer)

/s/ Hall Adams, Jr.	Director
Hall Adams, Jr.
/s/ William L. Bax	Director
William L. Bax
/s/ Donald J. Carty	Director
Donald J. Carty
/s/ W. James Farrell	Director
W. James Farrell
/s/ Michael A. Miles	Director
Michael A. Miles
/s/ Dorothy A. Terrell	Director
Dorothy A. Terrell
/s/ Raul H. Yzaguirre	Director
Raul H. Yzaguirre